Exhibit 10.1

SECOND AMENDMENT TO REVOLVING CREDIT
AND SECURITY AGREEMENT

This Second Amendment to Revolving Credit and Security Agreement (the “Amendment”) is made this 30th day of July, 2013 by and among ValueVision Media, Inc., a Minnesota corporation (“ValueVision”); ValueVision Interactive, Inc., a Minnesota corporation; VVI Fulfillment Center, Inc., a Minnesota corporation; ValueVision Media Acquisitions, Inc., a Delaware corporation; ValueVision Retail, Inc., a Delaware corporation (each a “Borrower”, and collectively “Borrowers”), the financial institutions which are now or which hereafter become a party hereto as lenders (the “Lenders”) and PNC Bank, National Association (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).
BACKGROUND
A.    On February 9, 2012, Borrowers, Lenders and Agent entered into, inter alia, that certain Revolving Credit and Security Agreement (as same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.    The Borrowers have requested and the Agent and the Lenders have agreed to (i) consent to Borrowers incurring obligations and granting a lien to T-Mobile USA, Inc. on certain inventory and proceeds thereof, and (ii) amend certain terms and provisions contained in the Loan Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:
1.Consent. Notwithstanding anything to the contrary contained in the Loan Agreement, Agent hereby consents to Borrowers incurring obligations to T-Mobile in an amount not to exceed $4,000,000 and granting a lien to T-Mobile on certain inventory, as specified in this Amendment.
2.Amendment. Upon the Effective Date, the Loan Agreement shall be amended as follows:
(a)Section 1.2 of the Loan Agreement shall be amended by adding the following defined terms in their appropriate alphabetical order:

“Eligible T-Mobile Inventory” shall mean inventory that meets the requirements of Eligible Inventory except that it is subject to a purchase money security interest in favor of T-Mobile.

“T-Mobile” shall mean T-Mobile USA, Inc.

“T-Mobile Reserve” shall mean on any date of determination an amount equal to the maximum amount of credit given to Borrowers by T-Mobile.

(b)Section 1.2 of the Loan Agreement shall be amended by deleting the following definition in its entirety and replacing it as follows:
“Permitted Encumbrances” shall mean: (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent for a period of more than 10 days or being Properly Contested, or for property taxes on property the Borrower or any Subsidiary has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property; (c) Liens disclosed on Schedule 1.2, provided that such Liens shall secure only those obligations which they secure on the Closing Date and shall not subsequently apply to any other property or assets of any Borrower other than the property and assets to which they apply as of the Closing Date (other than accessions thereto, improvements thereon and proceeds thereof); (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance, other than any Lien imposed by ERISA; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (f) Liens arising by virtue of the rendition, entry or issuance against any Borrower or any Subsidiary, or any property of any Borrower or any Subsidiary, of any judgment, writ, order, or decree for so long as each such Lien (I) is in existence for less than 20 consecutive days after it first arises or is being Properly Contested and (II) is at all times junior in priority to any Liens in favor of Agent; (g) mechanics', workers', materialmen's, carriers', repairmen's or other like Liens arising by operation of law or in the Ordinary Course of Business with respect to obligations which are not yet overdue for a period of more than 10 days or which are being Properly Contested; (h) Liens placed upon fixed or capital assets now existing or hereafter acquired to secure a portion of the purchase price thereof, provided that (I) any such lien shall not encumber any other property of any Borrower (other than accessions thereto, improvements thereon and proceeds thereof) and (II) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.8(iv); (i) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including without limitation, minor defects or irregularities in title and similar encumbrances), which do not in the aggregate interfere in any material respect with the Ordinary Course of Business of the Borrowers and their Subsidiaries; (j) any exceptions listed on Schedule B of the title insurance policies delivered to and accepted by, Agent and the Lenders under Section 8.1(f); (k) licenses, sublicenses or any other rights granted with respect to Intellectual Property in the Ordinary Course of Business; (1) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business; (m) Landlords' and lessors' statutory Liens; (n) Liens arising solely by virtue of any statutory or common law provisions relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; (o) Liens arising from precautionary Uniform Commercial Code filings regarding “true” operating leases or, to the extent permitted under this Agreement, the consignment of goods to a Borrower or a Guarantor; (p) Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods; (q) Liens securing Indebtedness permitted by Section 7.8(v) or Section 7.8(vi); (s) restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with; (t) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements; (u) Liens that are junior to the liens in favor of Agent securing indebtedness in an amount not to exceed $500,000; (v) Liens disclosed on Schedule 1.2 in favor of any credit card processor arising in the Ordinary Course of Business under the applicable credit card arrangement and solely with respect to (i) any items returned by a Customer who purchased such items thereunder, (ii) any reserve accounts established pursuant thereto or (iii) set off rights in favor of the applicable credit card processor solely relating to any payments due to any Borrower thereunder; and (w) Liens on products purchased from T-Mobile securing repayment of the obligations to T-Mobile under that certain ShopNBC T-Mobile vendor contract which amount shall not exceed the T-Mobile Reserve.

(c)Section 2.1(a) of the Loan Agreement shall be deleted in its entirety and amended as follows:
2.1     Revolving Advances.

(a) Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit and (y) an amount equal to the sum of:

(i) up to 65%, subject to the provisions of Section 2.1(b) hereof (“Receivables Advance Rate”), of Eligible Consumer Receivables, plus

(ii) up to the lesser of (A) 60%, subject to the provisions of Section 2.1(b) hereof, of the value of the Eligible Inventory and Eligible T-Mobile Inventory, and (B) 85% of the appraised net orderly liquidation value of Eligible Inventory and Eligible T-Mobile Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its Permitted Discretion, as more particularly described in the Borrowing Base Certificate) (as applicable, the “Inventory Advance Rate” and together with the Receivables Advance Rate, collectively, the “Advance Rates”), minus

(iii) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(iv) such reserves, including the T-Mobile Reserve, as Agent may reasonably deem proper and necessary in its Permitted Discretion from time to time.

The amount derived from the sum of (x) Sections 2. 1 (a)(y)(i) and (ii) minus (y) Sections 2.1(a)(y)(iii) and (iv) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).

(d) A new Section 7.21 shall be added to the Loan Agreement as follows:
7.21     T-Mobile Indebtedness. (i) Permit the amount owing to T-Mobile at any given time to exceed the T-Mobile Reserve or (ii) execute any agreement with T-Mobile that would increase the credit available from T-Mobile to Borrowers to exceed $4,000,000.

(e)Section 9.2 of the Loan Agreement shall be deleted in its entirety and amended as follows:
9.2 Schedules. Deliver to Agent (i) on or before the twentieth (20th) day of each month as and for the prior month (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger (including ageing of accrued cable access fees included in accounts payable), (c) Inventory reports (including breakout by category), (d) monthly reporting of the prior month's Average FICO Score, (e) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement) and (f) the maximum amount of credit available to the Borrowers from time to time by T-Mobile (to be confirmed in the Compliance Certificate when delivered); (ii) each week, (1) summary Inventory reports (including breakout by category), (2) reporting of weekly sales, collections and credits and (3) a Value Pay Plan ageing summary and (iii) from time to time, any changes in the maximum amount of credit made available to Borrowers by T-Mobile. In addition, each Borrower will deliver to Agent at such intervals as Agent may reasonably require: (i) confirmatory assignment schedules; (ii) copies of Customer's invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may reasonably require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.
3.Representations and Warranties. Each of the Borrowers hereby:
(a)    reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);
(b)    reaffirms all of the covenants contained in the Loan Agreement, covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers and Guarantor to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;
(c)    represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;
(d)    represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and
(e)    represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.
4.Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon the occurrence of the following conditions precedent, each in form and substance satisfactory to Agent (the “Effective Date”):
(a) Agent's receipt of this Amendment fully executed by the Borrowers; and
(b)Agent's receipt of such other documents as Agent or counsel to Agent may reasonably request.
5.Further Assurances. Each of the Borrowers hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.
6.Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for its reasonable attorneys' fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.
7.Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.
8.Confirmation of Indebtedness. Borrowers confirm and acknowledge that as of the close of business on July 16, 2013, Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $38,000,000, of which $38,000,000 is due on account of Revolving Advances, and $0 is the undrawn amount outstanding under Letters of Credit, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents that are required to be reimbursed pursuant to the terms of the Loan Agreement and that have not previously been so reimbursed.
9.Miscellaneous.
(a)Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.
(b)Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.
(c)Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
(d)Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.
(e)Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or PDF shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:

VALUEVISION MEDIA, INC.
/s/ William McGrath
William McGrath
Chief Financial Officer

VALUEVISION INTERACTIVE, INC.
/s/ William McGrath
William McGrath
Chief Financial Officer

VALUEVISION MEDIA ACQUISITIONS, INC.
/s/ William McGrath
William McGrath
Chief Financial Officer

VALUEVISION RETAIL, INC.
/s/ William McGrath
William McGrath
Chief Financial Officer
AGENT AND LENDER

PNC BANK, NATIONAL ASSOCIATION,
as lender and as Agent
/s/ Sherry Winick
Sherry Winick
Vice President

Address: 200 South Wacker Drive, Suite 600
Chicago, Illinois 60606
Commitment Percentage: 100%